EXHIBIT 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports Second Quarter 2010 Earnings
Completes Acquisition of O.A.K. Financial Corporation

MIDLAND, MI, July 26, 2010 -- Chemical Financial Corporation (NASDAQ:CHFC) today announced 2010 second quarter net income of $4.4 million, or $0.17 per diluted share, compared to net income of $2.3 million, or $0.10 per diluted share, in both the first quarter of 2010 and the second quarter of 2009. Net income was $6.7 million, or $0.27 per diluted share, for the six months ended June 30, 2010, compared to $5.0 million, or $0.21 per diluted share, for the six months ended June 30, 2009.

The Company's return on average assets during the second quarter of 2010 was 0.36 percent, up from 0.23 percent in the second quarter of 2009 and 0.22 percent in the first quarter of 2010. The return on average equity was 3.3 percent in the second quarter of 2010, up from 1.9 percent in the second quarter of 2009 and 2.0 percent in the first quarter of 2010.

Included in the second quarter and year-to-date 2010 results were $2.3 million and $3.0 million, respectively, of transaction costs related to the acquisition of O.A.K. Financial Corporation (OAK). The net impact of these costs reduced second quarter and year-to-date diluted earnings per share by $0.07 per share and $0.10 per share, respectively. As previously reported, the Company completed its acquisition of OAK, the parent company of Byron Bank, on April 30, 2010. Accordingly, results of OAK's operations are included since the acquisition date. The acquisition of OAK and Byron Bank resulted in increases in the Company's total assets of $820 million, total loans of $631 million, total deposits of $693 million (core deposits of $495 million) and goodwill of $39 million as of the acquisition date.

"The acquisition of Byron Bank will serve as a catalyst to drive Chemical Financial's growth in West Michigan and enhance operating earnings. The integration of Byron Bank is progressing as planned, and the Company remains on target for the integration of all systems in the third quarter of 2010," said David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation. "Our progress is due in large part to the similar cultures of the organizations and the combined efforts of the expanded Chemical Bank team."

"Higher earnings in the second quarter of 2010, compared to both the prior year comparable quarter and first quarter of 2010, were attributable primarily to a lower provision for loan losses. In addition, performance in the second quarter of 2010 was positively impacted by slightly higher noninterest income across a number of categories," added Ramaker. "While it is premature to say that credit quality challenges have peaked, we have been modestly encouraged by certain trends we are seeing in the portfolio."

"We continue to seek additional avenues for growth," said Ramaker. "We believe our capital strength and market focus has positioned us well, relative to many of our competitors, to take advantage of other opportunities which may arise in Michigan."

In accordance with generally accepted accounting principles, all assets and liabilities acquired in the OAK transaction were recorded at fair value, including a reduction for estimated credit losses in the loan portfolio (acquired portfolio), and without carryover of that portfolio's historical allowance for loan losses. The fair value amounts were based on the Company's best estimates based on the information available and will be finalized upon receipt of third-party valuation reports. Accordingly, selected financial amounts and ratios distinguish between the "originated" portfolio and the "acquired" portfolio. For the Company's originated portfolio, representing all loans other than those acquired in the OAK transaction, nonperforming loans totaled $142.9 million at June 30, 2010, an increase from $130.1 million at March 31, 2010 and $135.8 million at December 31, 2009. The increase from March 31, 2010 was largely attributable to higher nonaccrual loans, while the increase from December 31, 2009 was largely attributable to a higher level of loans that have been modified / restructured due to cash flow difficulties of the customer. Loans in the acquired portfolio that meet the Company's definition of nonperforming but for which the risk of loss has already been considered in connection with the Company's estimated fair value of loans at acquisition, totaled $10.1 million at June 30, 2010.

Nonperforming assets, excluding nonperforming loans included in the acquired portfolio, totaled $164.7 million at June 30, 2010, a $15.7 million increase from March 31, 2010, of which $3.4 million was attributable to other real estate and repossessed assets acquired in connection with the OAK transaction. At June 30, 2010, the Company's nonperforming assets included nonaccrual loans of $108.0 million, accruing loans contractually past due 90 days or more as to interest or principal payments of $8.3 million and troubled debt restructurings of commercial and real estate residential loans of $26.6 million, in the originated portfolio, and other real estate and repossessed assets of $21.7 million.

At June 30, 2010, the allowance for loan losses of $89.5 million was 2.95 percent of originated loans, up from 2.82 percent at March 31, 2010 and 2.35 percent at June 30, 2009. The allowance for loan losses as a percentage of nonperforming loans of the originated portfolio was 63 percent at June 30, 2010, down from 65 percent at March 31, 2010, although up from 56 percent at June 30, 2009. At June 30, 2010, nonperforming loans of the originated portfolio as a percentage of originated loans were 4.71 percent, up from 4.35 percent at March 31, 2010 and 4.18 percent at June 30, 2009.

Net interest income was $42.9 million in the second quarter of 2010, up from $37.0 million in the second quarter of 2009 and $36.4 million in the first quarter of 2010. The increases in net interest income were primarily attributable to the acquisition of OAK, although also due to a slight decrease in the average cost of deposits related to maturing higher-cost customer certificates of deposit and maturing higher-cost wholesale funding. The net interest margin (on a tax-equivalent basis) in the second quarter of 2010 was 3.88 percent, down from 4.00 percent in the second quarter of 2009, although up from 3.72 percent in the first quarter of 2010. The decrease in net interest margin from the prior year's second quarter was primarily attributable to the Company's decision to enhance its liquidity position and to modestly adjust its liability sensitive position by increasing the amount of variable rate investment securities held in its investment securities portfolio.

The Company recorded a $12.7 million provision for loan losses in the second quarter of 2010, compared to $15.2 million in the second quarter of 2009 and $14.0 million in the first quarter of 2010. Second quarter 2010 net loan charge-offs were $7.3 million, compared to $7.8 million in the second quarter of 2009 and $10.7 million in the first quarter of 2010.

Total noninterest income was $11.0 million in the second quarter of 2010 and the second quarter of 2009, compared to $9.4 million in the first quarter of 2010. The increase in the second quarter of 2010, as compared to the first quarter of 2010, was attributable to the OAK transaction and modest increases across a broad array of noninterest income categories.

Operating expenses were $34.6 million in the second quarter of 2010, up from $30.0 million in the second quarter of 2009 and $29.2 million in the first quarter of 2010. The increases in operating expenses were primarily attributable to OAK operating expenses and acquisition-related transaction costs. Operating expenses in the second quarter of 2010 included $2.3 million of acquisition-related transaction costs applicable to the OAK transaction, compared to $0.7 million in the first quarter of 2010 and $0.8 million in the fourth quarter of 2009. Additional acquisition-related transaction costs of $0.8 million and $0.2 million are expected to be incurred in the third and fourth quarters of 2010, respectively. Credit-related operating expenses remained elevated at $1.8 million in the second quarter of 2010, although were $0.45 million lower than in the second quarter of 2009 and approximately the same as the first quarter of 2010. The Company's second quarter 2010 efficiency ratio was 63.1 percent, compared to 61.7 percent in the second quarter of 2009 and 62.4 percent in the first quarter of 2010.

Total assets were $5.12 billion at June 30, 2010, up from $4.29 billion at March 31, 2010 and $4.00 billion at June 30, 2009. At June 30, 2010, total loans were $3.65 billion, up from $2.99 billion at March 31, 2010 and $2.98 billion at June 30, 2009. Investment securities were $811 million at June 30, 2010, up from $691 million at March 31, 2010 and $637 million at June 30, 2009. The increases in assets, loans and investment securities during the second quarter of 2010 were primarily attributable to the acquisition of OAK.

Total deposits were $4.20 billion at June 30, 2010, up from $3.47 billion at March 31, 2010 and $3.13 billion at June 30, 2009. In addition to the increase in deposits from the OAK acquisition, the Company experienced internal growth of $60 million in core business and consumer deposits during the quarter ended June 30, 2010. The Company has maintained a portion of these new funds in interest-bearing balances at the Federal Reserve Bank, thereby further enhancing the Company's liquidity position. The Company also used some of its liquidity to pay off maturing Federal Home Loan Bank (FHLB) advances during the twelve months ended June 30, 2010 and intends to continue to pay off maturing FHLB advances and brokered deposits acquired in the OAK transaction totaling $30.3 million during the remainder of 2010. FHLB advances totaled $86.6 million at June 30, 2010, up from $80 million at March 31, 2010 and down from $115 million at June 30, 2009.

At June 30, 2010, the Company's tangible equity to assets ratio and total risk-based capital ratio were 8.8 percent and 13.6 percent, respectively, compared to 9.5 percent and 15.5 percent, respectively, at March 31, 2010. The declines in the Company's regulatory capital ratios during the second quarter of 2010 were primarily attributable to the purchase price of OAK exceeding the fair value of the net assets acquired. At June 30, 2010, the Company's book value stood at $20.27 per share, compared to $19.76 per share at March 31, 2010.

Chemical Financial Corporation is the third-largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 143 banking offices spread over 32 counties in the lower peninsula of Michigan. At June 30, 2010, the Company had total assets of $5.1 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising the NASDAQ Global Select Market.

Forward Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation (Chemical Financial or Company) itself. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify such forward-looking statements. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and on Chemical Financial, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical Financial undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in Chemical Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2009; the timing and level of asset growth; changes in market interest rates; changes in banking laws and regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; opportunities for acquisitions and the effective completion of acquisitions and integration of acquired entities; the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings, reorganizations and bank consolidations may not be realized fully or at all or within expected time frames; the local and global effects of current and future military actions, and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about capital levels and credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Risk factors also include, but are not limited to, risks and uncertainties related both to the acquisition of OAK and to the integration of the acquired business into Chemical Financial including:

The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

Chemical Financial's ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward, which have been under significant stress recently. Specifically, Chemical Financial may incur more credit losses from OAK's loan portfolio than expected and deposit attrition may be greater than expected.

The complete integration of OAK's business and operations into Chemical Financial, which will include conversion of OAK's operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to OAK's or Chemical Financial's existing businesses.

Chemical Financial Corporation Announces Second Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	June 30 2010	December 31 2009	June 30 2009
Assets:
Cash and cash equivalents:
Cash and cash due from banks	$126,741	$131,383	$88,210
Interest-bearing deposits with unaffiliated banks and others	270,217	229,326	119,413
Total cash and cash equivalents	396,958	360,709	207,623
Investment securities:
Trading	1,389	-	-
Available-for-sale	644,550	592,521	492,096
Held-to-maturity	165,296	131,297	144,556
Total Investment Securities	811,235	723,818	636,652
Other securities	27,448	22,128	22,128
Loans held-for-sale	10,871	8,362	26,008

Loans:
Commercial	769,287	584,286	560,187
Real estate commercial	1,081,860	785,675	774,881
Real estate construction	179,004	121,305	119,674
Real estate residential	768,156	739,380	773,126
Consumer	849,654	762,514	749,032
Total Loans	3,647,961	2,993,160	2,976,900
Allowance for loan losses	(89,502)	(80,841)	(69,956)
Net Loans	3,558,459	2,912,319	2,906,944

Premises and equipment	68,611	53,934	52,578
Goodwill	109,149	69,908	69,908
Other intangible assets	15,023	5,408	5,498
Interest receivable and other assets	122,762	94,126	71,417
Total Assets	$5,120,516	$4,250,712	$3,998,756

Liabilities:
Deposits:
Noninterest-bearing	$680,751	$573,159	$551,060
Interest-bearing	3,518,431	2,844,966	2,579,367
Total Deposits	4,199,182	3,418,125	3,130,427
Interest payable and other liabilities	36,378	27,708	36,329
Short-term borrowings	242,271	240,568	233,674
Federal Home Loan Bank advances	86,635	90,000	115,000
Total Liabilities	4,564,466	3,776,401	3,515,430

Shareholders' Equity:
Preferred stock, no par value per share	-	-	-
Common stock, $1 par value per share	27,434	23,891	23,890
Additional paid-in capital	429,021	347,676	347,447
Retained earnings	111,804	115,391	124,496
Accumulated other comprehensive loss	(12,209)	(12,647)	(12,507)
Total Shareholders' Equity	556,050	474,311	483,326
Total Liabilities and Shareholders' Equity	$5,120,516	$4,250,712	$3,998,756

Chemical Financial Corporation Announces Second Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended June 30		Six Months Ended June 30
(In thousands, except per share data)	2010	2009	2010	2009
Interest Income:
Interest and fees on loans	$48,278	$42,997	$89,996	$85,790
Interest on investment securities:
Taxable	2,964	4,024	6,088	8,526
Tax-exempt	1,221	893	2,203	1,670
Dividends on other securities	295	267	377	430
Interest on deposits with unaffiliated banks and others	204	102	420	189
Total Interest Income	52,962	48,283	99,084	96,605

Interest Expense:
Interest on deposits	9,202	9,808	17,902	19,975
Interest on short-term borrowings	161	239	321	472
Interest on Federal Home Loan Bank advances	708	1,258	1,582	2,590
Total Interest Expense	10,071	11,305	19,805	23,037
Net Interest Income	42,891	36,978	79,279	73,568
Provision for loan losses	12,700	15,200	26,700	29,200
Net Interest Income after Provision for Loan Losses	30,191	21,778	52,579	44,368

Noninterest Income:
Service charges on deposit accounts	5,091	4,781	9,482	9,256
Trust and investment services revenue	2,603	2,374	4,895	4,749
Other charges and fees for customer services	2,333	1,994	4,341	3,795
Mortgage banking revenue	915	1,462	1,633	2,612
Investment securities gains	-	95	-	95
Other	58	252	89	308
Total Noninterest Income	11,000	10,958	20,440	20,815

Operating Expenses:
Salaries, wages and employee benefits	17,214	14,683	31,721	30,100
Occupancy	2,734	2,407	5,571	5,114
Equipment	3,698	2,364	6,412	4,706
Other	11,004	10,562	20,135	19,301
Total Operating Expenses	34,650	30,016	63,839	59,221
Income Before Income Taxes	6,541	2,720	9,180	5,962
Federal Income Tax Expense	2,150	426	2,500	950
Net Income	$4,391	$2,294	$6,680	$5,012

Net income per common share:
Basic	$0.17	$0.10	$0.27	$0.21
Diluted	0.17	0.10	0.27	0.21

Cash dividends declared per common share	0.20	0.295	0.400	0.590

Average common shares outstanding:
Basic	26,270	23,890	25,093	23,890
Diluted	26,300	23,908	25,117	23,904

Chemical Financial Corporation Announces Second Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended June 30		Six Months Ended June 30
(Dollars in thousands)	2010	2009	2010	2009
Average Balances
Total assets	$4,841,022	$4,001,155	$4,562,212	$3,964,318
Total interest-earning assets	4,534,743	3,776,766	4,294,427	3,737,963
Total loans	3,435,677	2,968,039	3,211,238	2,964,528
Total deposits	3,941,357	3,130,678	3,697,946	3,089,126
Total interest-bearing liabilities	3,626,955	2,926,290	3,426,803	2,905,601
Total shareholders' equity	528,428	488,765	501,502	488,432

	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.88%	4.00%	3.81%	4.03%
Efficiency ratio	63.1%	61.7%	62.7%	61.9%
Return on average assets	0.36%	0.23%	0.30%	0.25%
Return on average shareholders' equity	3.3%	1.9%	2.7%	2.1%
Average shareholders' equity as a
percent of average assets	10.9%	12.2%	11.0%	12.3%
Tangible shareholders' equity as a
percent of total assets			8.8%	10.5%
Total risk-based capital ratio			13.6%	16.0%

	June 30 2010	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Credit Quality Statistics
Originated Loans	$3,034,515
Acquired Loans	613,446
Originated Portfolio:
Nonaccrual loans	107,981	$100,882	$106,589	$120,186	$109,944	$94,737
Loans 90 or more days past due
and still accruing	8,301	7,204	11,733	8,699	10,502	10,240
Troubled debt restructurings - commercial loans	7,791	6,243	-	-	-	-
Troubled debt restructurings - real estate residential loans	18,856	15,799	17,433	9,567	3,981	-
Total nonperforming loans - originated portfolio	142,929	130,128	135,755	138,452	124,427	104,977
Other real estate and repossessed assets (ORE)	21,724	18,813	17,540	19,067	18,344	20,688
Total nonperforming assets	164,653	148,941	153,295	157,519	142,771	125,665
Acquired portfolio - total nonperforming loans	10,050	-	-	-	-	-
Net loan charge-offs (year-to-date)	18,039	10,686	35,215	22,965	16,300	8,494

Allowance for loan losses as a
percent of total originated loans	2.95%	2.82%	2.70%	2.58%	2.35%	2.12%
Allowance for loan losses as a
percent of nonperforming originated loans	63%	65%	60%	56%	56%	60%
Nonperforming originated loans as a
percent of total originated loans	4.71%	4.35%	4.54%	4.61%	4.18%	3.56%
Nonperforming assets as a
percent of total originated loans plus ORE	5.39%	4.95%	5.09%	5.21%	4.77%	4.23%
Nonperforming assets as a
percent of total assets	3.22%	3.47%	3.61%	3.69%	3.57%	3.16%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	1.12%	1.43%	1.18%	1.03%	1.10%	1.15%

	June 30 2010	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Additional Data - Intangibles
Goodwill	$109,149	$69,908	$69,908	$69,908	$69,908	$69,908
Core deposit intangibles	10,791	2,183	2,331	2,480	2,629	2,847
Mortgage servicing rights (MSR)	3,641	3,059	3,077	2,997	2,869	2,377
Other intangible assets	591	-	-	-	-	-
Amortization of core deposit intangibles (quarter only)	337	148	149	149	217	203

Chemical Financial Corporation Announces Second Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	June 30 2010	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Originated Portfolio:
Nonaccrual loans:
Commercial	$21,643	$18,382	$19,309	$21,379	$20,371	$16,419
Real estate commercial	57,085	51,865	49,419	58,930	50,067	41,826
Real estate construction	13,397	15,870	15,184	18,196	17,935	18,504
Real estate residential	12,499	10,913	15,508	15,739	15,905	12,803
Consumer	3,357	3,852	7,169	5,942	5,666	5,185
Total nonaccrual loans	107,981	100,882	106,589	120,186	109,944	94,737
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	2,108	2,576	1,371	1,073	1,201	2,581
Real estate commercial	2,030	1,483	3,971	2,138	1,542	4,352
Real estate construction	436	988	1,990	675	259	538
Real estate residential	2,842	1,636	3,614	3,839	6,236	1,699
Consumer	885	521	787	974	1,264	1,070
Total accruing loans contractually past due 90 days or more as to interest or principal payments	8,301	7,204	11,733	8,699	10,502	10,240
Troubled debt restructurings - commercial loans	7,791	6,243	-	-	-	-
Troubled debt restructurings - real estate residential loans	18,856	15,799	17,433	9,567	3,981	-
Total nonperforming loans	142,929	130,128	135,755	138,452	124,427	104,977
Other real estate and repossessed assets	21,724	18,813	17,540	19,067	18,344	20,688
Total nonperforming assets	$164,653	$148,941	$153,295	$157,519	$142,771	$125,665

Nonperforming loans - Acquired portfolio (1):
Nonaccrual loans	$7,692
Troubled debt restructurings	2,358
	$10,050

(1)

Represents the fair value of those loans acquired in the OAK transaction that met the Company's definition of a nonperforming loan at June 30, 2010, but for which the risk of credit loss was already considered in the fair value estimate at the acquisition date.

Chemical Financial Corporation Announces Second Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	June 30 2010	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Allowance for loan losses at beginning of period	$84,155	$80,841	$77,491	$69,956	$62,562	$57,056
Provision for loan losses	12,700	14,000	15,600	14,200	15,200	14,000

Originated portfolio:
Loans charged off:
Commercial	(1,438)	(1,365)	(3,636)	(1,786)	(3,289)	(3,290)
Real estate commercial	(2,108)	(2,289)	(3,009)	(1,703)	(1,930)	(2,589)
Real estate construction	(643)	(644)	(3,633)	(874)	(762)	(1,700)
Real estate residential	(1,747)	(3,173)	(1,070)	(1,346)	(1,043)	(235)
Consumer	(2,361)	(4,427)	(1,998)	(1,996)	(1,544)	(1,253)
Total loan charge-offs	(8,297)	(11,898)	(13,346)	(7,705)	(8,568)	(9,067)
Recoveries of loans previously charged off:
Commercial	171	373	220	349	130	205
Real estate commercial	29	170	91	91	226	87
Real estate construction	1	-	261	46	-	-
Real estate residential	175	185	174	231	127	82
Consumer	568	484	350	323	279	199
Total loan recoveries	944	1,212	1,096	1,040	762	573
Net loan charge-offs	(7,353)	(10,686)	(12,250)	(6,665)	(7,806)	(8,494)
Allowance for loan losses at end of period	$89,502	$84,155	$80,841	$77,491	$69,956	$62,562

Chemical Financial Corporation Announces Second Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(Dollars in thousands, except per share data)	2nd Qtr. 2010	1st Qtr. 2010	4th Qtr. 2009	3rd Qtr. 2009	2nd Qtr. 2009	1st Qtr. 2009
Summary of Operations
Interest income	$52,962	$46,122	$48,060	$48,066	$48,283	$48,322
Interest expense	10,071	9,734	10,847	11,403	11,305	11,732
Net interest income	42,891	36,388	37,213	36,663	36,978	36,590
Provision for loan losses	12,700	14,000	15,600	14,200	15,200	14,000
Net interest income after provision
for loan losses	30,191	22,388	21,613	22,463	21,778	22,590
Noninterest income	11,000	9,440	10,212	10,092	10,958	9,857
Operating expenses	34,650	29,189	28,807	29,582	30,016	29,205
Income before income taxes	6,541	2,639	3,018	2,973	2,720	3,242
Federal income tax expense	2,150	350	500	500	426	524
Net income	$4,391	$2,289	$2,518	$2,473	$2,294	$2,718

Net interest margin	3.88%	3.72%	3.77%	3.83%	4.00%	4.06%

Per Common Share Data
Net income:
Basic	$0.17	$0.10	$0.11	$0.10	$0.10	$0.11
Diluted	0.17	0.10	0.11	0.10	0.10	0.11
Cash dividends	0.200	0.200	0.295	0.295	0.295	0.295
Book value - period-end	20.27	19.76	19.85	20.06	20.23	20.40
Market value - period-end	21.78	23.62	23.58	21.79	19.91	20.81